Exhibit 99.1

PATENT PROPERTIES ANNOUNCES FIRST QUARTER 2015 RESULTS

Stamford, CT – May 12, 2015 – Patent Properties, Inc. (OTCQB: PPRO) (“Patent Properties” or the “Company”), an intellectual property company that recently launched The United States Patent UtilityTM (the “Patent Utility”), its Big Data-driven subscription service that makes the economic benefits of America’s patent database available to companies of all sizes – without involving the court system, today announced first quarter 2015 results.

First Quarter 2015 Highlights

•	Net loss for the first quarter 2015 was $4.0 million, or $0.19 per share, compared to net loss of $6.0 million, or $0.30 per share in the prior-year period.
•	As of March 31, 2015, Patent Properties had $11.6 million in cash and no outstanding debt on its consolidated balance sheet.
•	For the first quarter 2015, the licensing and enforcement division of the Company filed one patent infringement counterclaim.
•	Early evidence of broad market appeal for The Patent Utility with companies as diverse in industry and size as Reinsurance Group of America (NYSE:RGA), a multi-billion dollar global life and health reinsurance company, and Sapient (m)Phasize, a leader in the field of cross media analytics, among our newest subscribers.

“The first quarter of 2015 saw us obtain our first subscribers and generate our first dollars for the Patent Utility. We are currently serving companies of all sizes in various and diverse industries such as software, consumer products, electronics and insurance, to name a few,” said Jonathan Ellenthal, Vice Chairman and Chief Executive Officer of Patent Properties. “More significantly for our long-term strategy, we continue to generate considerable and increasing interest surrounding our subscription service. Less than four months after our launch, we believe that there is significant and untapped potential to considerably expand the depth of our market opportunity from small and mid-size businesses to include large and mega-cap companies, as evidenced by Microsoft and now RGA, among our subscribers. Through the Patent Utility, businesses of all sizes can use the metadata of the patent database as a valuable source of business intelligence to improve products, keep track of the competition and understand legal risk.”

“In terms of the Patent Utility, we remain focused on building out our sales infrastructure so that we are prepared to scale, as well as investing in various marketing capabilities to determine what is most effective to drive awareness and interest to the Patent Utility,” continued Mr. Ellenthal. “We also believe the sales pipeline is filling up well, and overall, we remain confident that the Patent Utility will generate stable, predictable and profitable recurring revenue in the long-term to more than balance fluctuations typical in our patent enforcement division.”

First Quarter 2015 Results

For the first quarter ended March 31, 2015, Patent Properties reported revenue of $12,000 generated by a combination of licensing fees and subscription fees to the Patent Utility versus no revenue in the prior-year period.

Management expects that the timing and results of patent filings and the Company’s enforcement proceedings relating to its intellectual property rights will fluctuate from period to period. Although revenues from one or more of the Company’s patents or patent families may be significant in a specific reporting period, Patent Properties believes that none of its patents or patent families are individually significant to its licensing and enforcement business as a whole.

Total operating expenses for the first quarter 2015 were $3.6 million versus $6.0 million in the prior-year period, primarily due to a $3.3 million decrease in professional fees primarily incurred in the prior-year period related to fees paid for legal, accounting and advisory services in connection with the Company’s merger. The lower professional fees were partially offset by increased other legal and consulting fees of $0.7 million attributable to the mix of the arrangements with legal counsel (hourly fees compared to contingent fee arrangements), increased general and administrative expenses of $0.1 million related to increased computer services costs incurred in connection with the development of the Patent Utility as well as increased rent cost, and increased marketing costs of $0.1 million related to the launch and ongoing operations of the Patent Utility.

Net loss for the first quarter of 2015 was $4.0 million compared to net loss of $6.0 million in the prior-year period. Net loss per common share for the first quarter of 2015 was $0.19 compared to net loss per common share of $0.30 in the prior-year period.

Liquidity and Capital Resources

As of March 31, 2015, Patent Properties had $11.6 million in cash and no outstanding debt on its consolidated balance sheet.

Conference Call Information

Patent Properties will host a conference call and live webcast to discuss first quarter 2015 results today at 4:30 PM Eastern time.

The conference call can be accessed over the phone by dialing 1-877-407-3982 or for international callers by dialing 1-201-493-6780; please dial-in 10 minutes before the start of the call. A replay will be available by dialing 1-877-870-5176 or for international callers by dialing 1-858-384-5517; the passcode is 13608238. The replay will be available through Tuesday, May 19, 2015.

In order to access the live webcast, please go to the Investor Relations section of Patent Properties’ website at http://www.patentproperties.com and click on the available webcast link. A replay will be available shortly after the original webcast.

Forward-Looking Statements

This press release may contain certain “forward-looking statements” that reflect the Company’s current expectations and projections about its future results, performance, prospects and opportunities. When used, the words “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to Patent Properties, are intended to identify forward-looking statements. Such forward-looking statements include, in particular, projections about the Company’s future results, statements about its plans, strategies, business prospects, changes and trends in its business and the markets in which it operates.

Additionally, statements concerning future matters such as revenue levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements. Management cautions that these forward-looking statements relate to future events or the Company’s future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of its business or its industry to be materially different from those expressed or implied by any forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed under the section entitled “Risk Factors” in the Company’s most recently filed Annual Report on Form-10K and in any Risk Factors or cautionary statements contained in its Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Readers should carefully review this information as well as other risks and uncertainties described in other filings the Company makes with the Securities and Exchange Commission, or the SEC. The Company does not undertake any obligation to publicly update these forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

About Patent Properties, Inc.

Patent Properties (OTCQB: PPRO) developed and recently introduced The United States Patent Utility™, a subscription-based service that uses proprietary Big Data software to connect the global stockpile of technology improvements and technical experts, represented by the U.S. patent database, with businesses that can put them into commercial uses that help them compete and grow. The Company also owns and seeks to commercialize, license and enforce the unique portfolio of intellectual property developed by inventor and entrepreneur Jay Walker, who serves as the Company’s Executive Chairman. Mr. Walker is best known as the founder of Priceline.com and has twice been named by TIME magazine as “one of the top 50 business leaders of the digital age.” Mr. Walker currently ranks as the world’s 11th most patented living individual, based on U.S. patent issuances according to Wikipedia.  Additional information regarding the company can be found at www.patentproperties.com.  Additional information regarding The United States Patent Utility™ can be found at www.uspatentutility.com.

Follow The U.S. Patent Utility on Twitter at @USPatentUtility and on LinkedIn here.

Investor Contact for Patent Properties, Inc.:
Don Duffy/Garrett Edson, ICR
(203) 682-8200

Media Contact:
Michael Fox, ICR
(203) 682-8218

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Revenues:
Licensing fees	$7	$--
Utility revenue	5	--
Total revenues	12	--

Cost of Revenue	374	--

Net revenue	(362)	--

Operating expenses:
Other legal and consulting fees	795	72
Patent prosecution and maintenance fees	216	215
Compensation and benefits	1,637	1,603
Professional fees	520	3,826
Marketing	143	--
General and administrative	323	259
Total operating expenses	3,634	5,975

Operating net loss	(3,996)	(5,975)

Other income
Interest income	6	10

Net loss	$(3,990)	$(5,965)

Net loss per common share:
Basic	$(0.19)	$(0.30)
Diluted	$(0.19)	$(0.30)

Weighted average common shares outstanding:
Basic	20,742	19,915
Diluted	20,742	19,915

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except share and per share amounts)

	March 31,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current Assets:
Cash	$11,598	$15,407
Short-term investment	50
Accounts receivable	30	--
Other receivable	19	22
Prepaid and other current assets	685	455
Total current assets	12,382	15,884

Property and equipment, net	124	29

Other Assets:
Investments, at cost	250	250

TOTAL ASSETS	$12,756	$16,163

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,229	$1,190
Accrued expenses	630	711
Deferred software costs	152	151
Deferred revenue	41	14
Total current liabilities	2,052	2,066

Deferred revenue – long term portion	54	58

TOTAL LIABILITIES	2,106	2,124

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 15,000,000 shares authorized	--	--
Series B Convertible Preferred stock, $0.001 par value, 14,999,000 shares designated, issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	15	15
Common stock, $0.001 par value, 100,000,000 shares authorized; 21,134,744 shares issued as of March 31, 2015 and December 31, 2014, respectively	21	21
Treasury stock, 393,172 shares, at cost	(840)	(840)
Additional paid-in capital	43,503	42,902
Accumulated deficit	(32,049)	(28,059)
TOTAL STOCKHOLDERS’ EQUITY	10,650	14,039

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$12,756	$16,163